Luxfer to Report 2020 Fourth Quarter and Year-end Financial Results on February 23rd
and Host Conference Call on February 24th

MANCHESTER, England--(BUSINESS WIRE)--Luxfer Holdings PLC (NYSE: LXFR), a global manufacturer of highly-engineered materials, announced today that it will release financial results for the fourth quarter and year ended December 31, 2020, after the market closes on Tuesday, February 23rd 2020.

Luxfer has scheduled a conference call at 8:30 a.m. U.S. Eastern Time on Wednesday, February 24th, 2020.

U.S. participants may access the conference call by telephoning 877-341-8545. Participants from other countries may call +1-908-982-4601. The participant conference ID code is 9578286.

Please begin the call-in procedure at least 15 minutes before the conference call starts. The call is expected to last about one hour.

Use the following link to access the live or archived webcast for the conference call:

https://event.on24.com/wcc/r/3009671/B1E4F0D6E1F5AD524F4944AD0BE526C2

A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible until the next quarterly report is released. To hear the recording, call 855-859-2056 in the U.S. and +1-404-537-3406 in other countries. Enter conference ID code 9578286 when prompted. Slides used in the presentation and a recording of the call will also be available in the investor relations section of the Luxfer website at www.luxfer.com.

About Luxfer Holdings PLC (“Luxfer”)
Luxfer is a global manufacturer of highly-engineered materials, which focuses on value creation by using its broad array of technical knowhow and proprietary technologies. Luxfer’s high-performance materials, components, and high-pressure gas storage devices are used in defense and emergency response, healthcare, transportation, and general industrial applications. For more information, visit www.luxfer.com.

Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.

Contacts
Luxfer Holdings, PLC
Heather Harding – Chief Financial Officer
+1 414-269-2419
Investor.relations@luxfer.com